Exhibit 10.9



[OBJECT OMITTED]




August 23, 1999


Sherri Sheerr
2021 Country Club Drive
Doylestown, PA  18901


Dear Sherri:

         This letter is to confirm our agreement as follows:

          1. On or before August 30, 1999, you shall transfer all of your shares of capital stock in Cybertech Station, Inc. (free and clear of all claims, liens or encumbrances) to Intellesale.com, Inc. ("Intellesale") by sending the following:
                    (a) the certificate or certificates representing the shares of capital stock of Cybertech Station, Inc. owned by you, and
                    (b)  a stock power (one is included with this letter).

          2. In exchange for your shares and in full satisfaction of all future obligations to you under the Agreement of Sale, dated October 8, 1997, as amended, Intellesale will, within 30 days of the closing of an initial public offering of common stock of Intellesale (an "IPO"), do the following:
                    (a) pay you, by check or wire transfer, the amount of $208,000, and
                    (b) issue to you shares of common stock of Intellesale having an aggregate value of $207,000 (such value being based on the per share offering price of common stock in the IPO).

          3. You must notify the Company your wire transfer information in case the Company chooses to pay this amount by wire transfer.

          4. If an IPO has not occurred by April 1, 2000, then you may require Intellesale to return to you any shares you transferred to Intellesale pursuant to Paragraph 1, and this letter agreement shall terminate with no further obligation of Intellesale or you.

          5. After giving effect to the transfer in Paragraph 1, you represent and warrant that you will not own any equity security in Cybertech Station, Inc.

          The share certificates and stock power referred to in Paragraph 1 should be sent by overnight mail to:

               Ed Cummings
               Intellesale.com
               2047 Rte. 130 North
               Burlington, NJ  08016

                                           Very truly yours,

                                           INTELLESALE.COM, INC.


                                           By:  /s/ Marc Sherman
                                              -----------------------
                                              Name: Marc Sherman
                                              Title: President



Agreed to and accepted:


By:  /s/ Sherri Sheer
   ---------------------
   Sherri Sheerr